EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-130338 and No. 333-136117) and Form S-8 (No. 333-144862, No. 333-124626 and No. 333-138674) of Cadiz Inc. of our report dated March 14, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 14, 2008